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                                                                  EXHIBIT 10.15

            AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
             ALC COMMUNICATIONS CORPORATION, ALLNET COMMUNICATION
                         SERVICES, INC. AND EMPLOYEE
                            DATED JANUARY 7, 1994

Amendment dated as of October 21, 1994 to Amended and Restated Employment Agreement between ALC Communications Corporation, Allnet Communication Services, Inc. and Employee, dated as of January 7, 1994.

Section 7.  Termination is hereby amended as follows:

Any reference to "benefits" being paid to the Employee as a result of any termination under this Section 7 shall mean those benefits which have accrued to the date of termination and which are payable upon termination as well as unreimbursed expenses accrued to the date of termination.

Any reference to the Company having no liability or obligation to the Employee other than the liabilities or obligations specified therein shall be interpreted so as not to preclude the Company's obligations to Employee under any of the Company's stock option plans and stock awards.

Subsection 7.3 is hereby amended with respect to "employee benefits" as follows: "...as well as during such time period all employee benefits to which Employee was entitled prior to such termination, other than any officer perquisites and 401(k) plan participation, and upon substantially the same terms and conditions incuding, but not limited to, Life, Health and Long-Term Disability insurance coverage; provided, however, that if Employee obtains full-time employment prior to the expiration of the twelve-month period, the provision of these benefits shall terminate although the salary shall continue for the remainder of the period." (underlining showing the addition)

Subsection 7.4 is hereby amended with respect to "employee benefits" as follows: "...as well as during such time period all employee benefits to which Employee was entitled prior to such termination, other than any officer perquisites and 401(k) participation, and upon substantially the same terms and conditions incuding, but not limited to, Life, Health and Long-term Disability Insurance coverage; provided, however, that if Employee obtains full-time employment prior to the expiration of the applicable period, the provision of these benefits shall terminate, although the salary shall continue for the remainder of the period..." (underlining showing the addition)

All other terms of the Amended and Restated Employment Agreement as previously amended remain in effect and are not modified by this Agreement.


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Amendment
October 21, 1994

In Witness Whereof, the undersigned have executed this Amendment as of the date first above written.

[Corporate Seal]                        ALC Communications Corporation


                                        By:_______________________________



[Corporate Seal]                        Allnet Communication Services, Inc.


                                        By:_______________________________


                                        By:_______________________________
                                                              , "Employee"